As filed with the Securities and Exchange Commission on February 4, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BROADCOM CORPORATION
(Exact name of registrant as specified in its charter)

California	33-0480482
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5300 California Avenue
Irvine, California 92617
(949) 926-5000
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Arthur Chong, Esq.
Senior Vice President, General Counsel and Secretary
Broadcom Corporation
5300 California Avenue
Irvine, California 92617
(949) 926-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Charles K. Ruck, Esq.
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626
(714) 540-1235

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Proposed maximum
Title of each class of	aggregate offering	Amount of
securities to be registered	price(1)(2)	Registration Fee(2)(3)
Class A common stock, par value $0.0001(4)	(5)	(5)
Debt securities (6)	(5)	(5)
Preferred stock, par value $0.0001(7)	(5)	(5)
Total	$1,500,000,000	$58,950.00

(1)	There are being registered under this registration statement such indeterminate number of shares of Class A common stock and preferred stock and such indeterminate principal amount of debt securities as shall have an aggregate initial offering price not to exceed $1,500,000,000 or the equivalent amount denominated in one or more foreign currencies. Any securities registered under this registration statement may be sold separately or as units with other securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. Securities may be issued in U.S. dollars or the equivalent thereof in foreign currency or currency units.

(2)	The registration fee has been calculated in accordance with Section 457(o) of the Securities Act and reflects the offering price rather than the principal amount of any debt securities issued at a discount.

(3)	Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the entire registration fee of $58,950 due under this Registration Statement by the $95,025 registration fee that was previously paid with respect to securities of the registrant with a maximum aggregate offering price of $750,000,000 that were registered on the Registration Statement on Form S-3 (File No. 333-112998) originally filed by the registrant on February 20, 2004 (the “Prior Registration Statement”), which securities were not sold. The remaining unused $36,075 from the Prior Registration Statement may be used to offset future registration fees in accordance with Rule 457(p).

(4)	Class A common stock may be issued in primary offerings, upon conversion of preferred stock registered hereby or upon conversion of debt securities registered hereby.

(5)	Omitted pursuant to General Instruction II.D to Form S-3 under the Securities Act.

(6)	Debt securities may be issued in primary offerings, upon conversion of another series of debt securities registered hereby or upon conversion of preferred stock registered hereby.

(7)	Preferred stock may be issued in primary offerings, upon conversion of another series of preferred stock registered hereby or upon conversion of debt securities registered hereby.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 4, 2009.
PRELIMINARY PROSPECTUS
$1,500,000,000

BROADCOM CORPORATION
Class A Common Stock
Debt Securities
Preferred Stock

     We may from time to time offer and sell securities that have an aggregate initial offering price of up to $1,500,000,000 in one or more offerings. We may offer these securities separately or together in any combination and as separate series. This prospectus provides you with a general description of the securities we may offer.
     Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our securities.
     We may offer and sell the following securities:
•	Class A common stock, par value $0.0001 per share;

•	debt securities;

•	preferred stock, par value $0.0001 per share; and

•	any combination of Class A common stock, debt securities and preferred stock.
     Our Class A common stock is traded on the Nasdaq Global Select MarketSM under the symbol “BRCM.”
     Investing in our securities involves risks. See “Risk Factors” beginning on page 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2009.

     This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

     We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any supplement to this prospectus is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.
     When used in this prospectus, the terms “Broadcom,” “we,” “our” and “us” refer to Broadcom Corporation and our consolidated subsidiaries, unless otherwise specified.

ABOUT THIS PROSPECTUS
     This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC. Under this shelf registration statement, we may sell up to a total dollar amount of $1,500,000,000 of any combination of the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities being sold. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading, “Where You Can Find More Information.”
RISK FACTORS
     You should carefully consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2008, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” below.
FORWARD-LOOKING STATEMENTS
     All statements included in this prospectus, any accompanying prospectus supplement and the documents they incorporate by reference, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.
     Important factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition are discussed in more detail under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the year ended December 31, 2008 and other documents that we file with the SEC. You may obtain copies of these documents as described under the heading “Where You Can Find More Information” below.
     Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials by mail at prescribed rates by writing to the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You can also inspect reports and other information we file at the office of National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C., 20006.

     The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act:
•	Our Annual Report on Form 10-K for the year ended December 31, 2008;

•	Current Report on Form 8-K/A filed January 8, 2009;

•	The Definitive Proxy Statement for our 2008 Annual Meeting of Shareholders as filed on Schedule 14A May 2, 2008;

•	All of our filings pursuant to the Exchange Act after the date of our filing of the initial registration statement and prior to the effectiveness of the registration statement; and

•	The description of our Class A common stock contained in our registration statement on Form 8-A filed with the SEC on April 6, 1998, including any amendment or report filed for the purpose of updating that description.
     Also incorporated by reference into this prospectus are all documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before we stop offering the securities described in this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. Unless expressly incorporated into this registration statement, a report furnished on Form 8-K under the Exchange Act shall not be incorporated by reference into this registration statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
     If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents are available from us without charge, excluding all exhibits not specifically incorporated by reference into this prospectus. You may request a copy of these documents by writing to or telephoning us at:
Investor Relations
Broadcom Corporation
P.O. Box 57013
Irvine, California 92619-7013
(949) 926-5000
     You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.
ABOUT BROADCOM
     Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Our products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. Broadcom provides the industry’s broadest portfolio of state-of-the-art system-on-a-chip (SoC) and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. Our diverse product portfolio includes solutions for digital cable, satellite and Internet Protocol (IP) set-top boxes and media servers; high definition television (HDTV); high definition DVD players and personal video recording (PVR) devices; cable and DSL modems and residential gateways; high-speed transmission and switching for local, metropolitan, wide area and storage networking; server solutions; broadband network and security processors; wireless and personal area networking; cellular communications; global positioning system (GPS) applications; mobile multimedia and applications processors; mobile power management; and Voice over Internet Protocol (VoIP) gateway and telephony systems.
     Broadcom was incorporated in California in August 1991. Our principal executive offices are located at 5300 California Avenue, Irvine, California 92617, and our telephone number at that location is (949) 926-5000. Our Internet address is www.broadcom.com. Information contained in our website is not incorporated by reference into and does not form any part of this prospectus.
RATIO OF EARNINGS TO FIXED CHARGES
     Our ratio of earnings to fixed charges is as follows for the periods indicated:

	Year Ended December 31,
	2004	2005	2006	2007	2008
Ratio of earnings to fixed charges	17.9x	23.3x	19.5x	10.6x	10.3x
     For the purpose of calculating the ratio of earnings to fixed charges, earnings are defined as consolidated income from continuing operations before income taxes plus fixed charges. Fixed charges are the sum of interest on all indebtedness, amortization of debt issuance costs, and estimated interest within rental expense. There are no minority interests in any of our subsidiaries, and we have no preference securities, equity method investments or capitalized interest.
     For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented in the table above.
USE OF PROCEEDS
     We intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including, without limitation, making acquisitions of assets, businesses or securities, share repurchases and capital expenditures and for working capital. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

UNAUDITED PRO FORMA COMBINED CONDENSED
STATEMENT OF OPERATIONS OF BROADCOM CORPORATION
     The following unaudited pro forma condensed combined financial information for the year ended December 31, 2008 gives effect to the acquisition of the digital television business of Advanced Micro Devices, Inc., or the DTV Business, by Broadcom Corporation, or Broadcom. The consideration to complete the DTV Business acquisition was $140.7 million.
     The allocation of purchase price for the DTV Business has been recorded on a preliminary basis and reasonable changes are expected as additional information becomes available. A number of assumptions have been made with respect to assigned intellectual property and third party agreements. To the extent that these assumptions are revised, the preliminary allocation of the purchase price could be changed.
     Management believes that the assumptions used provide a reasonable basis on which to present the unaudited pro forma financial data. This pro forma data is presented for informational purposes only and does not purport to be indicative of the results of our future operations or of the results that would have actually been attained had the acquisition taken place at the beginning of 2008.
     The unaudited pro forma financial data should be read in conjunction with the historical consolidated financial statements of Broadcom Corporation.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2008
(In thousands, except per share data)

	Historical
		DTV	Pro Forma			Pro Forma
	Broadcom	Business	Adjustments			Combined
Net revenue	$4,658,125	$72,743	$—			$4,730,868
Cost of revenue	2,213,015	43,349	633	(a	)	2,256,997

Gross profit	2,445,110	29,394	(633)			2,473,871

Operating expense:
Research and development	1,497,668	77,551	—			1,575,219
Selling, general and administrative	543,117	22,524	—			565,641
Amortization of purchased intangible assets	3,392	29,000	15,950	(a	)	48,342
In-process research and development	42,400	—	(31,500)	(b	)	10,900
Impairment of goodwill and intangible assets	171,593	567,000	(135,000)	(c	)	603,593
Settlement costs	15,810	—	—			15,810
Restructuring costs (reversal)	(1,000)	—	—			(1,000)

Income (loss) from operations	172,130	(666,681)	149,917			(344,634)
Interest income, net	52,201	—	(2,555)	(d	)	49,646
Other expense, net	(2,016)	—	—			(2,016)

Income (loss) before income taxes	222,315	(666,681)	147,362			(297,004)
Provision for income taxes	7,521	—	3,300	(e	)	10,821

Net income (loss)	$214,794	$(666,681)	$144,062			$(307,825)

Basic earnings (loss) per share	$0.42					$(0.60)

Diluted earnings (loss) per share	$0.41					$(0.60)

Weighted average shares (basic)	512,648					512,648

Weighted average shares (diluted)	524,208					512,648

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
STATEMENT OF OPERATIONS
     Broadcom results include the results of the DTV Business for the period from October 28, 2008 through December 31, 2008. Historical DTV Business results represent the DTV Business’s results for the period from January 1, 2008 through October 27, 2008.
     The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are as follows:
(a)	To record amortization expense related to the fair value of completed technology, customer relationships, and trade names over their estimated lives of two years.

(b)	To eliminate the in-process research and development charge recorded by Broadcom as a direct result of the acquisition of the DTV business by Broadcom.

(c)	To eliminate the goodwill impairment charge that was recorded in the financial statements of the DTV Business as a direct result of the purchase price of the DTV business by Broadcom.

(d)	To adjust interest income for cash used in acquisition.

(e)	Reflects the estimated tax effects of the pro forma adjustments.
     The historical financial statements of the DTV business reflect amounts of stock-based compensation expense for the periods presented, which are similar to the amounts that would have been recorded if the Broadcom restricted stock units had been issued at January 1, 2008; therefore no pro forma adjustment was included.
     Basic and diluted earnings (loss) per share for each period are calculated by dividing pro forma net income (loss) by the shares used to calculate earnings (loss) per share. Potential common shares are excluded from the calculation of diluted earnings (loss) per share in a loss period, as the effect would be antidilutive.

DESCRIPTION OF SECURITIES
     The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.
DESCRIPTION OF DEBT SECURITIES
     This prospectus describes the general terms and provisions of the debt securities we may offer from time to time. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
     We may offer debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.
     The debt securities will be issued under an indenture between us and a trustee. We have summarized the select portions of the indenture below. The summary is not complete. The form of indenture has been incorporated by reference as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the indenture.
General
     The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and will be set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.
     We can issue debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:
•	the title of the debt securities;

•	the price or prices, expressed as a percentage of the principal amount, at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates, which may be fixed or variable, per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and premium and interest on, the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•	if payments of principal of, and premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, and premium and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the events of default or in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	any provisions relating to conversion of any debt securities, including if applicable, the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if such debt securities are redeemed; and

•	whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof.
     In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.

     We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
     If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
     Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
     Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
     You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
     Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
     The depositary has indicated that it intends to follow the following procedures with respect to book-entry debt securities.
     Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.
     So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.
     We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.
     We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Our company, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.
     We expect that the depositary, upon receipt of any payment of principal of, or premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.
     We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.
     We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.
No Protection in the Event of a Change of Control
     Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.
Covenants
     We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Merger and Sale of Assets
     We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•	we are the surviving corporation or the successor person (if other than Broadcom) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.
Events of Default
     Event of default means, with respect to any series of debt securities, any of the following:
•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of or premium on any debt security of that series when due and payable;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.
     No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements that may be in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness that may be outstanding from time to time.
     If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest (if any) on, all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of, and accrued and unpaid interest (if any) on, all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest (if any) with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

     The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
     No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•	the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
     The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
     We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	reduce the principal amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, or premium and interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium and interest on, any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest, on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.
     Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium and any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
     Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
     This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
     Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.
     The conditions include:
•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
     Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.
     “Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:
•	direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.
Governing Law
     The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK
     The following description of our capital stock is summarized from, and qualified in its entirety by reference to, our amended and restated articles of incorporation, as amended, which have been publicly filed with the SEC.
     Our authorized capital stock consists of:
•	2.9 billion shares of common stock, of which 2.5 billion shares are designated as Class A common stock, par value $0.0001 per share, and 400 million shares are designated Class B common stock, par value $0.0001 per share, and

•	6,432,161 shares of preferred stock, par value $0.0001 per share.
     As of December 31, 2008, there were 426.1 million shares of Class A common stock issued and outstanding and 62.9 million shares of Class B common stock issued and outstanding. There are no shares of preferred stock currently outstanding.
Preferred Stock
     Pursuant to our articles of incorporation, our board of directors may, by resolution and without further action or vote by our shareholders, provide for the issuance of up to 6,432,161 shares of preferred stock from time to time in one or more series having such voting powers, and such designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions thereof, as the board of directors may determine.

     The issuance of preferred stock may have the effect of delaying or preventing a change in control of us without further action by our shareholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock.
Dividends
     Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled ratably to receive dividends, if any, declared by our board of directors out of funds legally available for the payment of dividends. We have not paid cash dividends to date and do not expect to pay any cash dividends in the foreseeable future.
Transfer Agent
     The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION
     We may sell the securities described in this prospectus from time to time in one or more transactions:
•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.
     We may distribute the securities from time to time in one or more transactions at:
•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.
Direct Sales
     We may sell the securities directly to institutional investors or others. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.
To Underwriters
     The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.
     Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.
     Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities or any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.
Through Agents and Dealers
     We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.
     If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery Contracts
     If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.
     The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.
General Information
     Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.
     Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.
     Unless we indicate differently in a prospectus supplement, we will not list the securities on any securities exchange, other than shares of our Class A common stock. Except for issuances of our Class A common stock, any securities issued will be a new issue of securities with no established trading market. Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.
EXPERTS
     Our consolidated financial statements (and the related financial statement schedule) as of December 31, 2008, and for the year then ended, and our assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2008 consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 157, Fair Value Measurements, during the year ended December 31, 2008.
     Our consolidated financial statements and schedule at December 31, 2007, and for each of the two years in the period ended December 31, 2007, incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report which is incorporated by reference herein, and are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
VALIDITY OF THE SECURITIES
     The validity of the securities being offered hereby will be passed upon for us by Latham & Watkins LLP.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$0
Printing expenses	30,000
Trustee fees and expenses	15,000
Legal fees and expenses	50,000
Accounting fees and expenses	10,000
Miscellaneous	10,000

Total	$115,000

All of the above except the SEC registration fee are estimated. The entire amount of the SEC registration fee has been offset against fees previously paid with respect to a prior registration statement pursuant to Rule 457(p) under the Securities Act of 1933, as amended.
Item 15. Indemnification of Directors and Officers.
     Broadcom’s Articles of Incorporation limit the personal liability of our directors for monetary damages to the fullest extent permitted by the California General Corporation Law, or the California Law. Under the California Law, a director’s liability to a company or its shareholders may not be limited with respect to the following items: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the company or its shareholders, (vi) contracts or transactions between the company and a director within the scope of Section 310 of the California Law, (vii) improper distributions, loans and guarantees under Section 316 of the California Law, (viii) acts or omissions occurring prior to the date such provision eliminating or limiting the personal liability of a director became effective or (ix) acts or omissions as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The limitation of liability does not affect the availability of injunctions and other equitable remedies available to Broadcom’s shareholders for any violation by a director of the director’s fiduciary duty to Broadcom or its shareholders.
     Broadcom’s Articles of Incorporation also include an authorization for Broadcom to indemnify our “agents” (as defined in Section 317 of the California Law) through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, Broadcom’s Bylaws provide for indemnification of the company’s directors and officers. In addition, Broadcom may, at its discretion, provide indemnification to persons whom it is not obligated to indemnify, including its employees and other agents. The Bylaws also allow Broadcom to enter into indemnity agreements with individual directors, officers, employees and other agents. Such indemnity agreements have been entered into with all directors and executive officers and provide the maximum indemnification permitted by law. These agreements, together with Broadcom’s Bylaws and Articles of Incorporation, may require Broadcom, among other things, to indemnify these directors or executive officers (other than for liability resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that they are not entitled to indemnification, and to obtain directors’ and officers’ insurance if available on reasonable terms. Section 317 of the California Law and Broadcom’s Bylaws makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

Item 16. Exhibits.
     See the Exhibit Index attached to this Registration Statement and incorporated herein by reference.
Item 17. Undertakings.
     (a) The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Broadcom Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, state of California, on the 3rd day of February, 2009.

BROADCOM CORPORATION
By:	/s/ Scott A. McGregor
Scott A. McGregor
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Broadcom Corporation, a California corporation, do hereby constitute and appoint Scott A. McGregor and Eric K. Brandt and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott A. McGregor Scott A. McGregor	President, Chief Executive Officer and Director (Principal Executive Officer)	February 3, 2009

/s/ Eric K. Brandt Eric K. Brandt	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 3, 2009

/s/ Robert L. Tirva Robert L. Tirva	Vice President and Corporate Controller (Principal Accounting Officer)	February 3, 2009

/s/ George L. Farinsky George L. Farinsky	Director	February 3, 2009

/s/ Nancy H. Handel Nancy H. Handel	Director	February 3, 2009

/s/ Eddy W. Hartenstein Eddy W. Hartenstein	Director	February 3, 2009

Signature	Title	Date

/s/ John E. Major John E. Major	Chairman of the Board	February 3, 2009

/s/ William T. Morrow William T. Morrow	Director	February 3, 2009

/s/ Alan E. Ross Alan E. Ross	Director	February 3, 2009

/s/ Robert E. Switz Robert E. Switz	Director	January 29, 2009

BROADCOM CORPORATION
REGISTRATION STATEMENT ON FORM S-3
EXHIBIT INDEX

Exhibit No.	Description

1.1*	Underwriting Agreement.

4.1	Form of Indenture.

4.2*	Form of Note.

4.3**	Form of stock certificate for the Class A common stock, par value $0.0001 per share, of the Company.

5.1	Opinion of Latham & Watkins LLP.

12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of KPMG LLP, independent registered public accounting firm

23.2	Consent of Ernst & Young LLP

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on page II-5 to the initial filing of this registration statement).

25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee.

*	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Filed as an exhibit to the registration statement No. 000-23993 on Form 8-A and incorporated herein by reference.